EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

GLOBAL ACQUISITIONS CORPORATION

PURSUANT TO 18 U.S.C. SECTION 1350

I hereby certify that, to the best of my knowledge, the Annual Report on Form 10-K of Global Acquisitions Corporation for the year ended December 31, 2021:

(1)	complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of Global Acquisitions Corporation

Dated: March 8, 2022

/s/ Ronald Boreta

Ronald Boreta

Chief Executive Officer

(Principal Executive Officer) and

Principal Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Global Acquisitions Corporation and will be retained by Global Acquisitions Corporation and furnished to the Securities and Exchange Commission upon request.